Exhibit 21.1

TE Connectivity Ltd.

Subsidiaries of the Registrant

Jurisdiction	Entity Name

Argentina	Elo Touch Systems Argentina S.A.
Fayser S.R.L.
Tyco Electronics Argentina S.A.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	ADC Communications (Australia) PTY Limited
ADC Manufacturing Services PTY Limited
Banool Investments (VIC) Pty Ltd.
Bonvilla Holdings Pty Ltd
Clarebury Pty Ltd
Critchley Electrical Products Pty Limited
Grangehurst Enterprises Pty Ltd.
M/A Com Private Radio Systems Pty Limited
Microwave Associates Australia Pty Limited
Morlynn Ceramics Pty Ltd.
Tyco Electronics Energy Australia Pty Ltd.
Tyco Electronics Energy Pty Ltd
Tyco Electronics Lambda (Australian Branch)
Tyco Electronics Pty Limited

Austria	ADC Europe N.V. - Austria Branch Office
Tyco Electronics Austria GmbH

Barbados	Corcom International Limited
Corcom West Indies Limited
TyCom Holdings (Barbados) Ltd.

Belgium	ADC Europe N.V.
Raychem Industries NV
Tyco Electronics Belgium EC BVBA
Tyco Electronics Raychem BVBA

Bermuda	Tyco Contracting Ltd.
Tyco Electronics Alpha Limited
Tyco Electronics Beta Limited
Tyco Electronics Eta Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda
Tyco Global Networks Ltd.
Tyco Telecommunications Ltd.

Brazil	ADC Telecomunicacoes do Brasil Ltda.
ADC Telecomunicacoes Industria e Comercio Ltda.
Celis Eletrocomponentes Ltda.
Tyco Electronics Brasil Ltda.
Tyco Electronics Sistemas de Energia Ltda.
Tyco Submarine Systems Brasil Ltda.

British Virgin Islands	Communication Expert International Investments Limited

Canada	ADC Telecom Canada Inc.
Critchley Inc. - Canada
M/A-COM Private Radio Systems Canada Corp.
Tyco Electronics Canada ULC

Cayman Islands	Raychem International (Cayman Islands)

Jurisdiction	Entity Name

Chile	ADC Chile Ltda.
Tyco Electronics Industrial Y Comercial Chile Limitada

China	ADC Communications (Shanghai) Company Ltd.
ADC Telecommunications (Shanghai) Distribution — Beijing Branch
ADC Telecommunications (Shanghai) Distribution — Chengdu Branch Office
ADC Telecommunications (Shanghai) Distribution — Guangzhou Branch
ADC Telecommunications (Shanghai) Distribution — Puxi Branch Office
ADC Telecommunications (Shanghai) Distribution Co., Ltd.
ADC Telecommunications Equipment (Shanghai) Co., Ltd.
AMP (China) Investment Co. Ltd.
Dongguan Transpower Electric Products Co., Ltd.
LGC Wireless Communication (Shenzhen) Co. Ltd.
Raychem Electronics (Shanghai) Ltd.
Raychem Shanghai Cable Accessories Ltd
Raychem (Shanghai) Trading Ltd
Shanghai CII Electronic Co. Ltd (50%)
Shenzhen Century Man Communication Equipment Co., Ltd.
Shenzhen Century Man Communication Equipment Co., Ltd.: Zhengzhou Branch
Shenzhen Century Man Machinery Manufacturing Co., Ltd.
TE Connectivity (Wuxi) Company Limited
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (Kunshan) Co., Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Wuxi) Ltd
Tyco Electronics (Zhuhai) Ltd
Tyco Electronics (Zibo) Co., Ltd. (60%)

Colombia	Tyco Electronics Colombia Ltda.

Cyprus	Raychem Technologies Limited

Czech Republic	ADC Czech Republic, s.r.o.
Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Denmark	Tyco Electronics Denmark A/S
Tyco Electronics Far East Holdings ApS
Tyco Electronics Holding II (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	ADC Europe N.V. - France Branch Office
ADC Systems Integration France SAS
Sensitive Object S.A.
Tyco Electronics France SAS
Tyco Electronics Holding France S.A.S.
Tyco Electronics Idento sas

Jurisdiction	Entity Name

Tyco Electronics SIMEL SAS
Tyco Networks (France) SAS

Germany	ADC Beteiligungsgesellschaft mbH
ADC EMEA Holding GmbH
ADC GmbH
ADC Informationssysteme GmbH
Tyco Electronics AMP GmbH
Tyco Electronics EC Verwaltungsgesellschaft GmbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH
Tyco Electronics Vermögensverwaltungs GmbH & Co KG
Tyco Electronics Verwaltungs GmbH

Gibraltar	Tyco Electronics China (Gibraltar) Limited
Tyco Electronics (Gibraltar) Holding Limited
Tyco Electronics (Gibraltar) Limited
Tyco Electronics India (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Hong Kong	ADC Communications Hong Kong Limited
ADC (Hong Kong) Holding Co., Limited
ADC Telecommunications (China) Limited
AMP Products Pacific Limited
Critchley Asia Limited
F.A.I. Technology (Hong Kong) Limited
Original Electromechanical (HK) Limited
Praegitzer International (HK) Limited (99%)
Raychem China Limited
Raychem (HK) Limited
TE Connectivity HK Limited
Transpower Technologies (HK) Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 1 Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited

Hungary	Tyco Electronics Hungary Termelo Kft

India	ADC (India) Communications & Infotech Private Limited
ADC India Communications Ltd.
CII Guardian International Limited (39.4%)
Raychem RPG Limited (50%)
Tyco Electronics Corporation India Pvt Limited
Tyco Electronics Systems India Pvt Ltd
XOL Technologies Private Limited

Indonesia	PT KRONE Indonesia
PT. LGC Wireless Indonesia
PT. Tyco Precision Electronics

Ireland	ADC Metrica Ireland Limited
Raychem International (Branch d/b/a Tyco Electronics Cork)
Raychem International (Shannon Branch)
Tyco Electronics Group S.A. (Ireland Branch)
Tyco Electronics Holding S.a r.l. (Ireland Branch)
Tyco Electronics Ireland Limited

Jurisdiction	Entity Name

Israel	Raychem Limited
Tyco Electronics Israel Ltd.

Italy	ADC Italia S.r.l
Tyco Electronics AMP Italia Products S.R.L.
Tyco Electronics AMP Italia S.R.L.
Tyco Electronics Italia Holding S.r.l.
Tyco Networks (Italy) Srl

Japan	Businessland Japan Company Ltd.
Nihon ADC Kabushiki Kaisha
Precision Interconnect International Ltd.
Touch Panel Systems K.K.
Tyco Electronics Japan G.K.

Luxembourg	TCN Holding (Luxembourg) S.a r.l. (en liquidation)
Tyco Electronics Finance S.a r.l.
Tyco Electronics Group S.A.
Tyco Electronics Holding S.a r.l.
TyCom Holdings II SA

Macau	LGC Wireless (Macau) Limited

Malaysia	AMP Products (Malaysia) Sdn. Bhd.
Japan Original (M) Sdn Bhd
LGC Wireless (M) Sdn. Bhd.
Raychem Sdn. Berhad.
Tyco Electronics (Malaysia) Sdn. Bhd.

Malta	Tyco Electronics (AMP Korea) Malta Limited
Tyco Electronics (Korea) Malta Limited

Marshall Islands	C.S. Tyco Decisive Inc.
C.S. Tyco Dependable Inc.
C.S. Tyco Durable Inc.
C.S. Tyco Reliance Inc.
C.S. Tyco Resolute Inc.
C.S. Tyco Responder Inc.

Mauritius	Tyco Electronics Asia Investments Limited

Mexico	ADC de Delicias, S. de R.L. de C.V.
ADC de Juarez, S. de R.L. de C.V.
ADC de Mexico S.A. de C.V.
AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Kemex Holding Company, S.A. de C.V.
Manufacturas y Conectores TYCO, S. de R.L. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Raychem Juarez, S.A. de C.V.
Tyco Electronics Mexico, S.A.
Tyco Electronics Servicios de Mexico, S. de R. L. de C. V.
Tyco Electronics Tecnologias S.A. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Jurisdiction	Entity Name

Netherlands	AMP Taiwan B.V.
AMP Trading B.V.
LGC Wireless B.V.
TE Connectivity Netherlands (Poland II) Cooperatief U.A.
TE Connectivity Netherlands (Turkey) B.V.
Tyco Electronics Nederland B.V.
Tyco Electronics Netherlands (AMP Italia) B.V.
Tyco Electronics Netherlands (AMP Korea) B.V.
Tyco Electronics Netherlands (AMP Singapore) Cooperatief U.A.
Tyco Electronics Netherlands (Australia) Cooperatief U.A.
Tyco Electronics Netherlands (Austria) Cooperatief U.A.
Tyco Electronics Netherlands (Belgium) B.V.
Tyco Electronics Netherlands (Canada) Cooperatief U.A.
Tyco Electronics Netherlands (Chile) Cooperatief U.A.
Tyco Electronics Netherlands (Denmark) Cooperatief U.A.
Tyco Electronics Netherlands (Electronics Shanghai) Cooperatief U.A.
Tyco Electronics Netherlands (Finland) Cooperatief U.A.
Tyco Electronics Netherlands (Germany Holding) B.V.
Tyco Electronics Netherlands (Gibraltar China) Cooperatief U.A.
Tyco Electronics Netherlands (Gibraltar India) Cooperatief U.A.
Tyco Electronics Netherlands (India) B.V.
Tyco Electronics Netherlands (India) Cooperatief U.A.
Tyco Electronics Netherlands (Ireland) Coöperatief U.A.
Tyco Electronics Netherlands (Italia Products) B.V.
Tyco Electronics Netherlands (Korea) B.V.
Tyco Electronics Netherlands (Malaysia) Cooperatief U.A.
Tyco Electronics Netherlands (Norway) Cooperatief U.A.
Tyco Electronics Netherlands (Peru) Cooperatief U.A.
Tyco Electronics Netherlands (Poland) Cooperatief U.A.
Tyco Electronics Netherlands (PRS Canada) B.V.
Tyco Electronics Netherlands (Shanghai) Cooperatief U.A.
Tyco Electronics Netherlands (Singapore) B.V.
Tyco Electronics Netherlands (Switzerland) B.V.
Tyco Electronics Netherlands (Technologies) Cooperatief U.A.
Tyco Electronics Netherlands (Turkey) Cooperatief U.A.
Tyco Electronics Netherlands Holding B.V.
Tyco Electronics Wireless Systems B.V.
Tyco Networks (Netherlands) B.V.

New Zealand	ADC Communications (Australia) PTY Limited — New Zealand Branch Office
Tyco Electronics NZ Limited

Norway	Tyco Electronics Norge AS
Tyco Networks Norway AS

Panama	TYCO SUBMARINE SYSTEMS, INC.

Peru	Tyco Electronics Del Peru S.A.C.
TyCom Networks (Peru) S.A.

Philippines	Tyco Electronics Philippines, Inc.
Tyco Electronics Subsea Communications LLC - Philippines Branch

Poland	TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Jurisdiction	Entity Name

Puerto Rico	ADC Puerto Rico, Inc.

Rep of Slovenia	Tyco Electronics d.o.o. (Slovenia)

Russia	Rayenergo (ZAO Rayenergo)
Tyco Electronics Rus OOO

Saudi Arabia	LGC Wireless, Inc. - Saudi Arabia Branch Office
Raychem Saudi Arabia Limited (49%)
Tyco Electronics Saudi Arabia Limited

Singapore	ADC Communications (SEA) Pte. Ltd.
AMP Singapore Pte. Ltd.
Crompton Instruments (South-East Asia) Pte. Ltd.
Raychem Singapore Pte. Limited
Sensitive Object South East Asia Pte. Ltd.
Tyco Electronics AMP Manufacturing (S) Pte Ltd
Tyco Electronics Manufacturing Singapore Pte Ltd
Tyco Electronics Singapore Pte Ltd
Tyco Electronics Subsea Communications LLC (Singapore Branch)

South Africa	ADC Telecommunications (Africa) (Proprietary) Limited
Tyco Electronics South Africa (Proprietary) Limited

South Korea	ADC Telecommunications, Inc. - Korean Branch
Tyco Electronics AMP Korea Limited
Tyco Electronics Raychem Korea Limited

Spain	ADC Europe N.V. - Spain Branch Office
ADC Soluciones de Conectividad, S.A.
Mondragon Telecommunications S.L.
Tyco Electronics AMP Espana, S.A.U.
Tyco Electronics Raychem SA
Tyco Iberia, S.L.
Tyco Marine, S.A.
Tyco Networks Iberica, S.L.

Sweden	ADC Europe N.V. - Sweden Branch Office
Tyco Electronics Svenska AB
Tyco Electronics Svenska Holdings AB

Switzerland	Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics (Schweiz) Properties GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics Holding S.a r.l., Luxembourg (LU), E-Finance Schaffhausen branch
Tyco Electronics Holding S.a r.l., Luxembourg (LU), Schaffhausen branch
Tyco Electronics Logistics AG
Tyco Electronics Services GmbH
Tyco International Services GmbH (49.9375%)

Taiwan	AMP Manufacturing Taiwan Co. Ltd
Raychem Pacific Corporation (50%)
Taiwan Superior Electric Co., Ltd.
Taliq Taiwan Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch
Tyco Electronics Taiwan Co., Ltd.

Thailand	ADC Communications (Thailand) Ltd.

Jurisdiction	Entity Name

ADC Telecommunications (Thailand) Co., Ltd.
Tyco Electronics (Thailand) Ltd

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

UAE	Dorman Smith Switchgear LLC (49%)
Tyco Electronics Middle East FZE
Tyco Electronics Middle East FZE (Dubai Branch)

Ukraine	Tyco Electronics Ukraine Limited

United Kingdom	ADC Communications (UK) Holding Ltd.
ADC Communications (UK) Ltd.
AMP Finance Limited
AMP of Great Britain Limited
Critchley Finance (UK) Limited
Critchley Group Limited
Critchley Group Trustee Limited
Critchley HSI Systems Limited
Critchley Tecpro Limited
CTT Limited
Ditel Limited
Dorman Smith Holdings Limited
Dorman Smith Switchgear Limited
Dulmison (U.K.) Ltd.
Flowlyne (UK) Limited
Gresham Land and Estates (ADC) Limited
M.A.M. Rubber Manufacturing Company Limited
Pinacl Communication Systems Limited
Pinacl Limited
Pinacl Whitehall Limited
Quad Systems Limited
Raychem Limited
Soundtouch Limited
TDI Batteries (Europe) Limited
TVM Distribution Limited
TVM Group UK Limited
Tyco Electronics Energy (UK) Limited
Tyco Electronics Holdings Limited
Tyco Electronics Labels Limited
Tyco Electronics Limited
Tyco Electronics Motors Limited
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd.
Tyco Electronics UK Infrastructure Limited
Tyco Electronics UK Ltd.
Tyco Electronics Wireless Systems Greenpar Ltd.
Tyco Electronics Wireless Systems (UK) Ltd.
West Hyde Developments Limited

State

United States	999 Arques Corp.	CA
	ADC DSL Systems, Inc.	DE
	ADC Global Holdings, Inc.	MN
	ADC International Holding LLC	MN
	ADC OUS Holdings, LLC	DE
	ADC Telecommunications, Inc.	MN

Jurisdiction	Entity Name

	C.S. Global Sentinel, L.P. (55%)	DE
	Codenoll Technology Corporation (73.99%)	DE
	Image Scan LLC	DE
	Pinacl Communications, Inc.	DE
	Planarmag, Inc.	DE
	Precision Interconnect LLC	DE
	Princeton Optics, Inc.	NJ
	Raychem International LLC	CA
	Raychem International Manufacturing LLC	CA
	Rochester Wire & Cable LLC	DE
	Sigma Circuits, Inc.	DE
	Sigma GP Holding, Inc.	NV
	Sigma Holding Corp.	DE
	Sigma Printed Circuits Holding Corp.	DE
	TE Connectivity Inc.	NV
	TE Connectivity Networks, Inc.	MN
	The Whitaker LLC	DE
	Transoceanic Cable Ship Company LLC	DE
	Tyco Electronics Corporate Holdings, Inc.	DE
	Tyco Electronics Corporation	PA
	Tyco Electronics Holding Corp.	NV
	Tyco Electronics Integrated Cable Systems LLC	DE
	Tyco Electronics Latin America Holding LLC	NV
	Tyco Electronics Printed Circuit Group LP	DE
	Tyco Electronics RIMC Holding LLC	DE
	Tyco Electronics Subsea Communications LLC	DE
	Tyco Electronics Technology Resources, Inc.	DE
	Tyco Electronics Telecom OSP Holding Corp.	NV
	Tyco Electronics Wireless Systems LLC	DE
	Wormald Americas, Inc.	DE

Uruguay	Tyco Electronics Uruguay S.A.

Venezuela	ADC Telecomunicaciones Venezuela, S.A.
Amp de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.
Tyco Submarine Systems, C.A.

Vietnam	Tyco Electronics Vietnam Limited Liability Company